Exhibit 10.11

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS (“Amendment”) is entered into as of March 30, 2018 (“Effective Date”), between PEN BRANDS LLC, an Ohio limited liability company f/k/a Nanofilm, Ltd. (“Borrower”) and MBANK, a Michigan banking corporation, as assignee of Mackinac Commercial Credit, LLC, a Michigan limited liability company (together with its successors and assigns, the “Lender”).

RECITALS

A. Lender and Borrower entered into a Loan and Security Agreement dated April 4, 2014, as amended by a First Amendment to Loan and Security Agreement dated effective as of April 4, 2015, a Second Amendment to Loan and Security Agreement dated effective as of April 3, 2017, and a Third Amendment to Loan and Security Agreement and Loan Documents dated effective as of October 17, 2017 (as so amended, the “Loan Agreement”), together with various other documents, written agreements, certificates and instruments between Lender and Borrower, among others, in connection therewith (collectively, as amended or modified from time to time, the “Loan Documents”), including without limitation, the Amended and Restated Revolving Credit Loan Note dated April 3, 2017, made by Borrower in favor of Lender, in the original principal amount of $1,500,000 (as amended or modified from time to time, the “Revolving Note”). All capitalized terms not defined herein shall have the same meanings ascribed to such terms in the Loan Agreement.

B. Lender and Borrower have agreed to modify the terms and conditions of the Loan Agreement and other Loan Documents and Borrower and Lender wish to set forth their agreement regarding the foregoing in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

1. Modifications to Loan Agreement.

(a) Maturity Date. The definition of “Maturity Date” as set forth in Paragraph 2(e) of the Term Sheet to the Loan Agreement is hereby amended to the “Earlier of Demand or July 3, 2018”.

(b) Renewal. Section 2(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Term; Automatic Renewal. The term of this Agreement and of the Loan shall be on Demand, but if Demand is not made, then no later than the date set forth on the Term Sheet (the “Maturity Date”). Notwithstanding anything to the contrary or inconsistent contained herein, provided no Default exists, the Maturity Date, as extended to July 3, 2018 pursuant to the Fourth Amendment to Loan and Security Agreement and Loan Documents dated March 30, 2018, will automatically be further extended one time for one (1) year (“Renewal Term”), unless either party notifies the other party in writing of its intent not to so extend such Maturity Date at least sixty (60) days prior thereto. If such Maturity Date is extended, Borrower shall pay to Lender a renewal fee in the amount of one percent (1.0%) of the Maximum Loan Amount, which shall be due and payable on or before the beginning of the Renewal Term.”

(c) Limited Guaranty. Simultaneously with this Amendment, the Borrower shall cause each of Scott E. Rickert and Jeanne Rickert to execute and deliver a Limited Guaranty to Lender constituting their unconditional guaranty of the Obligations associated with the Purchase Order Advances, in form and substance satisfactory to the Lender (the “Limited Guaranty”). In connection therewith, the following amendments are hereby made to the Loan Agreement:

(i) The definition of “Guarantor” in Section 1(o) of the Loan Agreement is hereby amended and restated to read as follows:

“Guarantor” means, individually and collectively, the Individual Guarantor, the Corporate Guarantor, and the Limited Guarantors.

(ii) The following definition is hereby added to Section 1 of the Loan Agreement in appropriate alphabetical sequence:

“Limited Guarantor” shall mean each of Scott E. Rickert, an individual, and Jeanne Rickert, an individual, and “Limited Guarantors” shall mean both of the foregoing.

2. Modifications to Revolving Note. The definition of “Due Date” as set forth on the top of page 1 of the Revolving Note is hereby amended to mean the “Maturity Date” as defined in the Loan Agreement.

3. Modifications to Revolving Credit Loan Rider #1.

(a) Advances. The first paragraph of Section 2.A of the Revolving Credit Loan Rider #1 is hereby amended and restated in its entirety to read as follows:

“Advances. Subject to the terms of the Agreement, Lender may, in its sole discretion and upon Borrower’s request, make Advances to Borrower in an amount (hereinafter referred to as the “Gross Availability”) which is the lesser of (a) the Maximum Loan Amount as set forth on the Term Sheet or (b) an amount equal to the sum of (i) the applicable Percentage Advance Rate as set forth on the Term Sheet times the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Receivable Debtors in connection therewith) of Eligible Receivables; plus (ii) the lesser of (1) the Inventory Cap as set forth on the Term Sheet, or (2) the sum of (A) the applicable Percentage Advance Rate as set forth on the Term Sheet times the value of Borrower’s Eligible Raw Materials (less freight and container costs) calculated at the lower of cost or market value, plus (B) the applicable Percentage Advance Rate as set forth on the Term Sheet times the value of Borrower’s Eligible Finished Goods (less freight and container costs) calculated at the lower of cost or market value; plus (iii) the Borrowing Base; plus (iv) the balance in the Borrowing Base Cash Collateral Account; plus (v) upon the request of Borrower to include Eligible Purchase Orders in the calculation hereof, the Purchase Order Advance Amount with respect to such Eligible Purchase Orders; provided that (A) a request for a Purchase Order Advance Amount shall not be made more than three (3) times during the term of the Agreement, (B) no Purchase Order Advance Amount may be included in the calculation of “Gross Availability” until Advances made in reliance on any prior Purchase Order Advance Amount have been repaid in full, and (C) each Purchase Order Advance Amount may only be included in the calculation of “Gross Availability” for a period of not more than thirty (30) days. Borrower hereby agrees that failure to repay any Advances made in reliance upon a Purchase Order Advance Amount within such 30-day period shall constitute a Default under the Agreement. All Advances hereunder may be borrowed, repaid and reborrowed by Borrower during the term of the Agreement. All Advances and amounts payable pursuant to this Rider shall constitute part of the Obligations.”

(b) Definitions. The following definitions are hereby added to Section 1 of the Revolving Credit Loan Rider #1 in appropriate alphabetical sequence:

“Eligible Purchase Order” shall mean a Purchase Order, which satisfies the following conditions as determined by Lender in its sole discretion:

(i) upon fulfillment of the Purchase Order, an Eligible Receivable shall be created that is due and owing from a Receivable Debtor deemed creditworthy by the Lender, and upon fulfillment, the Purchase Order shall cease to be an Eligible Purchase Order;

(ii) Borrower shall have delivered to Lender a copy of the Purchase Order and such other documents and instruments required by Lender in connection therewith;

(iii) Borrower shall have delivered to Lender a non-refundable advance fee in the amount of $1,500.00, with respect to the Purchase Order Advance Amount request that includes that Eligible Purchase Order;

(iv) the Inventory associated with such Purchase Order is not otherwise included in the calculation of “Advances” under Section 2.A of this Rider; and

(v) the Purchase Order is otherwise acceptable to the Lender.

“Purchase Order” shall mean a binding purchase order received by Borrower from a customer for finished goods Inventory in the ordinary course of business.

“Purchase Order Advance Amount” means, the lesser of (i) $200,000 and (ii) the aggregate face amount of the Eligible Purchase Orders supporting such Purchase Order Advance Amount.

4. Representations. Borrower represents and warrants to Lender (and Lender relies upon such representations and warranties in entering into this Amendment) as follows:

(a) Organizational Documents; No Membership Changes. Since October 17, 2017, there have been no amendments to the Articles of Organization or Operating Agreement of the Borrower;

(b) Representations Still True. The representations in the Loan Agreement and contained in all other Loan Documents remain true, and Borrower reaffirms such representations, in all respects as of the date hereof;

(c) No Events of Default. No Event of Default has occurred and is continuing as of the date hereof and no event or condition which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default, has occurred and is continuing as of the date hereof; and

(d) Execution, Delivery and Performance. Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Loan Agreement are within Borrower’s powers, have been duly authorized, are not in contravention of law or the terms of the organizational documents of the Borrower, and do not require the consent or approval of any governmental body, agency, or authority, and this Amendment and any other documents and instruments required under this Amendment or the Loan Agreement when executed will be valid and binding in accordance with their terms.

5. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to satisfaction of the following conditions:

(a) Amendment Documents. Borrower shall have executed and delivered, or cause to be executed and delivered to Lender, this Amendment (including the acknowledgement and agreement to the amendments contained herein of the Guarantors), the Limited Guaranty, and all other documents and instruments required by Lender in connection with this Amendment, all to be in form and content satisfactory to Lender.

(b) Lender Expenses. Borrower shall have paid to Lender all of Lender’s fees, costs and expenses (including without limitation, attorneys’ fees) incurred in connection with the preparation, negotiation and closing of this Amendment.

6. Effect of Amendment. Except for the amendments set forth in this Amendment, the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s obligations under or in connection with the Loan Agreement or any other Loan Document.

7. Miscellaneous.

(a) Entire Agreement. This Amendment, together with the Loan Agreement and other Loan Documents constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by the Lender or any employee or agent of Lender, except for the agreements of Lender set forth herein.

(b) Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party other than Lender may assign any of its rights or obligations hereunder without the prior written consent of Lender.

(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

(d) Counterparts; Facsimile or Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. A facsimile or PDF signature shall be effective as an original signature.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first hereinabove set forth.

BORROWER:

PEN BRANDS LLC,

an Ohio limited liability company

By:	/s/ Anne Marie Thomas
Anne Marie Thomas
Title:	President

LENDER:

MBANK,
a Michigan banking corporation

By:	/s/ Edward P. Lewan
Edward P. Lewan
Title:	President

ACKNOWLEDGEMENT OF GUARANTOR

Scott E. Rickert, guarantor under that certain Validity Guaranty dated April 4, 2014 in favor of Lender (the “Validity Guaranty”), and PEN, Inc., a Delaware corporation, a guarantor under that certain Corporate Guaranty dated May 1, 2015 (the “Corporate Guaranty”), each acknowledge the above Amendment and agrees that their respective Guaranty shall continue in full force and effect.

GUARANTOR:

/s/ Scott Rickert
Scott E. Rickert, an individual

PEN, INC.
a Delaware corporation

By:	/s/ Scott Rickert
Scott E. Rickert
Title:	Chief Executive Officer